Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Arqit Quantum Inc. (the “Company”) on Form 20-F for the year ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Williams, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 21, 2023

By:	/s/ David Williams
Name:	David Williams
Title:	Chief Executive Officer (Principal Executive Officer)